EXHIBIT 99.1

Superconductor Technologies Reports Second Quarter 2013 Results

- Demonstrates significant progress in plan to produce Conductus wire on a commercial scale in 2014 -

AUSTIN, Texas, August 13, 2013 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the quarter ended June 29, 2013.

"In the second quarter, we executed on our priority to ship Conductus® wire to several industry leading multi-national companies," said Jeff Quiram, STI's president and chief executive officer. "While attaining these important goals, we also experienced a marked improvement in our wire performance, yields and wire length per run during the quarter."

"As announced on July 23rd, we shipped wire against three purchase orders to customers for wire qualification purposes. In addition, in the second quarter we recognized our first, albeit modest, revenue for Conductus wire. Since that status update, we have continued to ship Conductus wire to fulfill existing purchase orders. The extensive customer interest further illustrates the applicability of our Conductus wire for diverse and large market applications, such as superconducting fault current limiters, superconducting high-field magnets, HTS power cables and superconducting motors and generators."

"To successfully commercialize Conductus wire and create long-term revenue growth, we are fostering relationships with large industrial companies with well-established sales channels. We continue to make technical progress as we ramp up production volume to fulfill our existing customer orders. In addition, we continue to make progress toward the 500 Amp current performance required for the upcoming high power cable project. Our near-term goal is to establish commercial relationships with one or more of these customers completing the wire qualification efforts, with the objective of securing orders for our planned 2014 production," Quiram concluded.

STI's second quarter 2013 net revenues of $555,000 were primarily from wireless products. This compares to revenue of $776,000 million in the first quarter of 2013 and $596,000 in the second quarter of 2012. Net loss for the second quarter of 2013 was $2.4 million, or a loss of $0.54 per basic and diluted share, compared to a net loss of $2.4 million, or a loss of $0.58 per basic and diluted share, in the first quarter of 2013, and a net loss of $3.4 million, or a loss of $1.03 per basic and diluted share, in the second quarter of 2012.

For the six-month period ending June 29, 2013, total net revenues were $1.3 million, compared to $1.0 million for the first half of 2012. The net loss for the first half of 2013 was $4.8 million, or $1.12 per share, compared to $6.4 million, or $2.04 per share, for the prior year's first half.

As of June 29, 2013, STI had $1.6 million in cash and cash equivalents. Subsequent to the end of the second quarter of 2013, STI received net proceeds of $10.9 million from a registered public offering of common stock and warrants.

Investor Conference Call

STI will host a conference call and simultaneous webcast today, August 13th, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The call will be accessible live by dialing 1-877-941-0844 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9835. The conference ID is 4631191. The call will be webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on August 16th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code 4631191. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Austin, TX, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering, and for government R&D. Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol "SCON." For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; the limited number of potential customers; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; customer acceptance of our HTS wire; fluctuations in product demand from quarter to quarter; the impact of competitive filter products, technologies and pricing; manufacturing capacity constraints and difficulties; our ability to raise sufficient capital to fund our operations (whether through registered direct offerings or otherwise), and the impact on our strategic wire initiative of any inability to raise such funds; the impact of any such financing activity on the level of our stock price, which may decline in connection with the sales under registered direct offerings or otherwise; the dilutive impact of any issuances of securities to raise capital; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2012 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA   +1-415-433-3777   invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net revenues:
Net commercial product revenues	$555,000	$529,000	$1,331,000	$873,000
Government and other contract revenues	--	67,000	--	122,000

Total net revenues	555,000	596,000	1,331,000	995,000

Costs and expenses:
Cost of commercial product revenues	394,000	1,078,000	620,000	1,922,000
Cost of government and other contract revenue	--	43,000	--	95,000
Research and development	1,411,000	1,314,000	2,849,000	2,475,000
Selling, general and administrative	1,130,000	1,604,000	2,475,000	2,952,000

Total costs and expenses	2,935,000	4,039,000	5,944,000	7,444,000

Loss from operations	(2,380,000)	(3,443,000)	(4,613,000)	(6,449,000)

Other Income and Expense:

Loss from investment in Resonant LLC joint venture	(56,000)	--	(238,000)	--
Other income	--	21,000	6,000	37,000
Interest Income	--	3,000	1,000	5,000
Net loss	$ (2,436,000)	$ (3,419,000)	$ (4,844,000)	$ (6,407,000)

Basic and diluted loss per common share	$ (0.54)	$ (1.03)	$ (1.12)	$ (2.04)

Basic and diluted weighted average number of common shares outstanding	4,521,731	3,325,383	4,337,905	3,145,097

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 29,	December 31,
	2013	2012
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$1,613,000	$3,634,000
Accounts receivable, net	232,000	122,000
Inventory, net	107,000	51,000
Prepaid expenses and other current assets	334,000	315,000
Total Current Assets	2,286,000	4,122,000

Property and equipment, net of accumulated depreciation of $19,994,000 and $19,445,000, respectively	5,868,000	6,242,000
Patents, licenses and purchased technology, net of accumulated amortization of $2,400,000 and $2,367,000, respectively	806,000	889,000
Other assets	504,000	776,000
Total Assets	$9,464,000	$12,029,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$541,000	$603,000
Accrued expenses	687,000	460,000
Total Current Liabilities	1,228,000	1,063,000
Other long term liabilities	547,000	674,000
Total Liabilities	1,775,000	1,737,000

Stockholders' Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, 536,520 and 564,642 shares issued and outstanding, respectively	1,000	1,000
Common stock, $.001 par value, 250,000,000 shares authorized, 4,751,284 and 4,193,690 shares issued and outstanding, respectively	5,000	4,000
Capital in excess of par value	274,471,000	272,231,000
Accumulated deficit	(266,788,000)	(261,944,000)
Total Stockholders' Equity	7,689,000	10,292,000
Total Liabilities and Stockholders' Equity	$9,464,000	$12,029,000

Note – December 31, 2012 balances were derived from audited consolidated financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 29, 2013	June 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (4,844,000.00)	$ (6,407,000.00)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	589,000	130,000
Stock-based compensation expense	296,000	559,000
Write-off of intangibles	87,000	87,000
Provision for excess and obsolete inventories	--	182,000
Gain on disposal of property and equipment	(6,000)	(37,000)
Equity loss from Resonant LLC	238,000	--
Changes in assets and liabilities:
Accounts receivable	(110,000)	(222,000)
Inventories	(56,000)	276,000
Prepaid expenses and other current assets	(18,000)	(89,000)
Patents and licenses	(38,000)	(115,000)
Other assets	34,000	5,000
Accounts payable, accrued expenses and other current liabilities	37,000	175,000
Net cash used in operating activities	(3,791,000)	(5,456,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(181,000)	(1,863,000)
Net proceeds from sale of property and equipment	6,000	37,000
Net cash used in investing activities	(175,000)	(1,826,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common shares for withholding obligations	--	(134,000)
Net proceeds from the sale of common stock	1,945,000	6,621,000
Net cash provided by financing activities	1,945,000	6,487,000

Net decrease in cash and cash equivalents	(2,021,000)	(795,000)
Cash and cash equivalents at beginning of period	3,634,000	6,165,000
Cash and cash equivalents at end of period	$1,613,000	$5,370,000